Exhibit 99.2

ArcBest® is providing this exhibit as supplemental information to its scheduled conference call and the press release announcing the Company’s unaudited second quarter 2023 results filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K. Certain statements and information in this exhibit may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Refer to the “Forward-Looking Statements” disclosure at the end of this exhibit.

Non-GAAP Financial Measures

ArcBest reports its financial results in accordance with generally accepted accounting principles (“GAAP”); however, this exhibit includes certain non-GAAP information. Refer to the discussion of non-GAAP information included in Item 2.02 of the Current Report on Form 8-K to which this exhibit is included for further information, including reference to reconciliations of GAAP to non-GAAP financial measures provided by the Company.

Summary Operating and Financial Impacts

Asset-Based Segment

2Q’23 Year-over-Year Yield Metrics

●	Billed Rev/Cwt on core LTL-rated business, excluding fuel surcharges, increased by a percentage in the high single digits.
●	Average price increase on contract renewals and deferred pricing agreements negotiated during 2Q’23: +3.1%

Year-over-Year Monthly Total Daily Business Trends

	April 2023	May 2023	June 2023	July 2023(1)(2)

Billed Revenue/Day(3)	-9.1%	-10.2%	-11.2%	-12%
Total Tons/Day	+1.3%	+1.6%	-0.2%	-5%
Total Shipments/Day	+4.7%	+2.5%	+5.4%	+1%

1)	Statistics for the full month of July 2023 have not been finalized and are preliminary.
2)	There will be 19.5 workdays in July 2023, and there were 20 workdays in July 2022.
3)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue per day has not been adjusted for the portion of revenue deferred for financial statement purposes.

Asset-Based Segment

July 2023 Business Update

See tables above for July 2023 revenue, tonnage and shipment metric comparisons. Statistics for July 2023 have not been finalized. Preliminary Asset-Based financial metrics and business trends for July 2023, compared to the same period last year, are as follows:

●	Total Billed Revenue/CWT decreased approximately 7% impacted by lower fuel surcharge.
●	Total Billed Revenue/Shipment decreased approximately 13%.
●	Total Weight/Shipment decreased approximately 6%.

The ArcBest Asset-Based segment implemented cost savings actions in July 2023 to improve overall segment profitability, resulting in a reduction in total average daily shipments to approximately 19,500 shipments per day, a decline of approximately 5% compared to 2Q’23 levels. The decrease in shipments was accomplished by reducing shipments sourced from the Asset-Based dynamic LTL-rated, market-based pricing program. In addition, over the past week, the Asset-Based segment has experienced more than a 10% increase in core LTL-rated shipments per day when compared to June 2023, which was offset by further reductions in dynamic LTL-rated shipments.

The pricing environment continues to be rational as the revenue per hundredweight change in July 2023 followed an 11% increase in July 2022 versus July 2021. The decrease in the July 2023 revenue per hundredweight pricing measure was driven by the change in mix associated with a decrease in core LTL-rated shipments and an increase in dynamic, market-priced LTL-rated shipments compared to the prior-year period. Lower diesel fuel costs in 2023 compared to the same period in 2022 have also contributed to reduced fuel surcharge revenue this year, thus impacting year-over-year yield management statistical comparisons. Pricing on core LTL-rated business, excluding fuel surcharges, increased by a percentage in the low-single digits in July 2023.

Excluding periods impacted by the pandemic, the average sequential change in ArcBest’s Asset-Based operating ratio in the third quarter versus the second quarter has been relatively flat.

3Q’23 Other Items

●	In late July 2023, the decision was made to pause the Vaux hardware pilot at ABF Freight distribution centers in Kansas City and Salt Lake City. Innovative Technology Costs associated with these pilot locations are expected to continue through August 2023.
●	Projected Innovative Technology Costs in our Asset-Based business associated with the Vaux freight handling pilot test program at ABF Freight (non-GAAP reconciling item): $6 million vs. $6 million in 3Q’22
●	There will be 62.5 workdays in 3Q’23, and there were 64.0 workdays in 3Q’22.

Asset-Light Operating Segment

2Q’23 and July 2023 Monthly Total Daily Business Trends

	April 2023	May 2023	June 2023	July 2023(1)(2)

Revenue/Day (Year-over-Year)	-24.2%	-25.7%	-26.1%	-23%
Shipments/Day (Year-over-Year)(3)	+2.4%	+4.2%	+3.8%	+3%
Revenue/Shipment (Year-over-Year)(3)	-28.8%	-30.8%	-30.1%	-29%

1)	Statistics for the full month of July 2023 have not been finalized and are preliminary.
2)	There will be 19.5 workdays in July 2023, and there were 20 workdays in July 2022.
3)	Changes in Shipments/Day and Revenue/Shipment do not include managed transportation solutions transactions for the Asset-Light operating segment for the periods presented.

Purchased transportation expense as a percentage of revenue averaged approximately 85% for July 2023, compared to the second quarter 2023 average of 83.7% and the third quarter 2022 average of 82.6%.

Year-over-year changes in revenue per shipment and purchased transportation expense as a percentage of revenue reflect continued market softness combined with business mix changes. During the current environment, ArcBest continues to manage operating expenses to align with business levels.

ArcBest Consolidated

On a preliminary basis, July 2023 consolidated revenues decreased approximately 18% on a per-day basis compared to July 2022.

3Q’23 – Projected Other Items

●	Projected Innovative Technology Costs in “Other and eliminations” related to our freight handling pilot program with third-party customers and human-centered remote and automated operations, as previously announced in connection with our investment in Phantom Auto (non-GAAP reconciling item): $7 million vs. $4 million in 3Q’22
●	Loss in “Other and eliminations” (non-GAAP basis which excludes Projected Innovative Technology Costs): $6 million vs. $5 million in 3Q’22
●	Interest Income, net of Interest Expense: $0.9 million vs. Interest Expense, net of Interest Income of $0.6 million in 3Q’22

FY’23 – Projected Other Items

●	Projected Innovative Technology Costs in “Other and eliminations” related to our freight handling pilot program with third-party customers and human-centered remote and automated operations, as previously announced in connection with our investment in Phantom Auto (non-GAAP reconciling item): $25 million vs. $14 million in 2022
●	Loss in “Other and eliminations” (non-GAAP basis which excludes Projected Innovative Technology Costs and other items): $26 million vs. $25 million in 2022.
●	Interest Income, net of Interest Expense: $3 million vs. Interest Expense, net of Interest Income of $4 million in 2022

ArcBest Consolidated

“Other and eliminations” within Operating Income on the Operating Segment Data and Operating Ratios statement

●	The “Other and eliminations” line includes expenses related to shared services for the delivery of comprehensive transportation and logistics services to ArcBest’s customers, as well as investments in ArcBest technology and innovation. Shared services represent costs incurred to support all segments including sales, yield, customer service, marketing, capacity sourcing functions, human resources, financial services, information technology, legal and other company-wide services. Shared services are primarily allocated to the reporting segments based upon resource utilization-related metrics, such as estimated shipment levels or number of personnel supported, and therefore fluctuate with business levels. As a result, the loss in “Other and eliminations” tends to be higher in periods when business levels are lower and, consequently, allocations to operating segments are lower.

MoLo Contingent Earnout Consideration

As previously disclosed, contingent earnout consideration for the MoLo acquisition will be paid based on achievement of certain targets of adjusted earnings before interest, taxes, depreciation, and amortization, as adjusted for certain items pursuant to the merger agreement, for years 2023 through 2025. The liability for contingent earnout consideration is remeasured at fair value each quarter, and any change in fair value as a result of the recurring quarterly assessment is recognized in operating income. Factors impacting the fair value of the contingent earnout consideration include actual and forecasted operating results of MoLo, market volatility and discount rate considerations (including interest rates and other market factors).

ArcBest Consolidated Capital Expenditures

FY’23 – Projected

●	Total Net Capital Expenditures, including financed equipment: $270 million to $295 million (from the previous $300 million to $325 million)
●	Approximately $60 million of previously planned 2022 net capital expenditures, associated with supply chain-related manufacturing delays and cancellations, are included in the 2023 net capital expenditures total.
●	Includes revenue equipment purchases (majority for Asset-Based) of $165 million.
●	Includes real estate expenditures (majority for Asset-Based) of $50 million to $60 million.
●	The remaining amount of capital expenditures includes items related to technology and miscellaneous dock equipment upgrades and enhancements.
●Depreciation and amortization costs on property, plant and equipment: approximately $125 million
●	Intangible asset amortization, primarily reflecting purchase accounting amortization related to the MoLo acquisition: $13 million

Share Repurchase Program

Based on repurchases settled through June 30, 2023, $83.8 million remains available under the current repurchase authorization for future common stock purchases.

Tax Rate

ArcBest’s second quarter 2023 effective GAAP tax rate for continuing operations was 18.6%. The “Effective Tax Rate Reconciliation” table of ArcBest’s second quarter 2023 earnings press release in Exhibit 99.1 shows the reconciliation of GAAP to non-GAAP effective tax rates.  The effective non-GAAP tax rate for second quarter 2023 was 27.2%.  Under the current tax laws, we expect our full year 2023 non-GAAP tax rate for continuing operations to be in a range of 26% to 26.5%.  The effective tax rate may be impacted by discrete items that could occur throughout the year.

“Other, net” line within Other Income (Costs) on the Consolidated Statements of Operations

The “Other, net” line of ArcBest’s income statement primarily includes the costs associated with postretirement plans, changes in cash surrender value of life insurance and changes in fair value of equity investment. After excluding non-GAAP reconciling items detailed in the table below, ArcBest expects the 2023 non-GAAP “Other, net” expense to approximate the 2022 expense.

Changes in cash surrender value of life insurance included an increase of $1.1 million in second quarter 2023 compared to a decrease of $2.7 million in second quarter 2022, reflecting market gains experienced in second quarter 2023 on these assets that are invested much like pension plan assets.  Changes in fair value of equity investment represents a $3.7 million increase in the fair value of our investment in Phantom Auto, the leading provider of human-centered remote operation software, based on observable price changes during second quarter 2023.  ArcBest excludes changes in cash surrender value and changes in fair value of equity investments when presenting non-GAAP net income and EPS.

	Three Months Ended
	June 30
	2023	2022

	(in millions)
Other, net
Amounts on GAAP basis - income (costs)	$5.0	$(2.8)
Non-GAAP Adjustments:
Life insurance proceeds and changes in cash surrender value(1)	(1.1)	2.7
Change in fair value of equity investment	(3.7)	—
Non-GAAP amounts - income (costs)	$0.2	$(0.1)

1)	Amounts in parentheses indicate gains.

Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this exhibit may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: the effects of a widespread outbreak of an illness or disease, including the COVID-19 pandemic, or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, acts of war or terrorism, or military conflicts; data privacy breaches, cybersecurity incidents, and/or failures of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes, including the Vaux freight handling pilot test program at ABF Freight and our customer pilot offering of Vaux, including human-centered remote operation software; the loss or reduction of business from large customers; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of any recent or future acquisitions, including the acquisition of MoLo Solutions, LLC, and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; maintaining our corporate reputation and intellectual property rights; nationwide or global disruption in the supply chain resulting in increased volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims and insurance premium costs; potential impairment of goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; increasing costs due to inflation and rising interest rates; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.